Exhibit 10.49

FIRST AMENDMENT TO SECURED PROMISSORY NOTE

THIS FIRST AMENDMENT TO SECURED PROMISSORY NOTE (this “Amendment”) to that certain Secured Promissory Note dated August 4, 2022 (the “Promissory Note”) is made and entered into as of the date last written below (the “Effective Date”), by and among Athena Bitcoin, Inc., a Delaware corporation, and Athena Bitcoin Global, a Nevada corporation (collectively, the “Borrowers” and each a “Borrower”) and Michael Komaransky, an individual (“Noteholder”). Borrowers and Noteholder are sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Promissory Note.

RECITALS

WHEREAS, as of immediately prior to the Effective Date and pursuant to Section 11.10 of the Promissory Note, the Promissory Note may be amended by an instrument in writing signed by both of the Parties, and the Parties desire to amend the Promissory Note as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Amendments to Promissory Note. The Promissory Note is hereby amended as follows:

A.	Definitions; Interpretation.

(i)                 The definition of “Maturity Date” in Section 1.1 of the Promissory Note is hereby amended and replaced in its entirety to read as follows: “Maturity Date means the earlier of (a) August 31, 2023 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 10.”

(ii)               The definition of “Permitted Debt” in Section 1.1 of the Promissory Note is hereby amended and replaced in its entirety to read as follows: “Permitted Debt means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note and set out in Schedule 1; (c) which may be deemed to exist with respect to swap contracts; (d) owed in respect of any netting services, overdrafts, and related liabilities arising from treasury, depository, and cash management services in connection with any automated clearinghouse transfers of funds; (e) unsecured insurance premiums owing in the ordinary course of business, and (f) any other new debt of the Borrowers up to the maximum amount of Two Hundred and Fifty Thousand Dollars ($250,000.00).

(iii)             The following definitions in Section 1.1: “Qualified Financing” and “Qualified Securities” are hereby deleted in their respective entirety.

B.	Section 2 (Payment Dates; Optional Prepayments; Qualified Financing).

(i)                 Heading of Section 2 is hereby amended and replaced in its entirety to read: “Section 2 (Payment Dates)”

(i)                 Section 2.2 of the Promissory Note “Optional Prepayments” and section 2.3 of the Promissory Note “Qualified Financing” are hereby deleted in their respective entireties.

(ii)               Section 2.1 of the Promissory Note “Payment Dates” is hereby amended and replaced in its entirety to read as follows: “2.1 Payment Dates. Borrower shall make ten (10) equal monthly payments on the last business day of each month in the amount of equal to Fifty Thousand Dollars ($50,000.00), which amount shall include the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and any and all other amounts payable under this Note. The first payment in the amount of $50,000.00 has been received by the Noteholder as of the last business day of November, 2022. The second payment has been received by Noteholder as of the last business day of the month of December, 2022, and then each $50,000.00 payment will be due and payable as of the last business day of each subsequent month until the Maturity Date.”

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2.                  Reaffirmation. Borrowers (a) affirm all of its obligations under the Promissory Note and (b) agree that this Amendment and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge the Borrowers’ obligations thereunder.

3.                  No Other Amendment; Recitals. Except as modified by this Amendment, the Promissory Note shall remain in full force and effect in all respects without any modification. This Amendment shall be effective as to the Promissory Note as of the Effective Date. The preamble and recitals hereof are fully incorporated into this Amendment.

4.                  Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois, without regard conflict of laws principles that would result in the application of any law other than those of the State of Florida.

5.                  Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be an original, and all of which shall be deemed one instrument, and counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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